UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/31/2012

Zipcar, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35131

Delaware	04-3499525
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

25 First Street, 4th Floor
Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 995-4231
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Zipcar, Inc. (the "Company") held on May 31, 2012, the Company's stockholders voted on the following proposals:

1. The following nominees were elected to the Company's Board of Directors (the "Board") as Class I directors for terms expiring at the 2015 annual meeting of stockholders.

Nominee                        For               Withheld        Broker Non-Votes
Edward P. Gilligan        21,870,000        141,677               12,166,274
Scott W. Griffith           21,873,628         138,049            12,166,274
Robert C. Kagle              21,856,306        155,371              12,166,274

2. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was ratified.

For: 33,992,378
Against: 105,823
Abstain: 79,750

3. A non-binding, advisory proposal on the compensation of the Company's named executive officers was approved.

For: 21,175,663

Against: 383,115
Abstain: 452,899
Broker Non-Votes: 12,166,274

4. The stockholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company's named executive officers be held every year.

Every 1 Year: 21,458,618
Every 2 Years: 84,041
Every 3 Years: 426,355
Abstain: 42,663
Broker Non-Votes: 12,166,274

After taking into consideration the foregoing voting results and the Board's prior recommendation in favor of an annual advisory shareholder vote on the compensation of the Company's named executive officers, the Board intends to hold future advisory votes on the compensation of the Company's named executive officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zipcar, Inc.

Date: May 31, 2012	By:	/s/ Dean J. Breda
Dean J. Breda
General Counsel and Secretary